                ENTERGY CORPORATION AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED BALANCE SHEET
                          March 31, 1998
                           (Unaudited)

                                                                                       Adjustments to Reflect
                                                                                       Transactions Proposed
                                                                               Before        In Present           After
                               ASSETS                                       Transaction        Filing          Transaction
                                                                                           (In Thousands)
Current Assets:
  Cash and cash equivalents:
    Cash                                                                        $66,288                           $66,288
    Temporary cash investments - at cost,
      which approximates market                                                 716,413       $ 35,155            751,568
     Special deposits                                                           206,335                           206,335
                                                                            -----------       --------        -----------
           Total cash and cash equivalents                                      989,036         35,155          1,024,191
  Notes receivable                                                                5,589                             5,589
  Accounts receivable:
    Customer (less allowance for
      doubtful accounts of $31.7 million)                                       419,424                           419,424
    Other                                                                       216,846                           216,846
    Accrued unbilled revenues                                                   461,651                           461,651
  Deferred fuel                                                                 126,295                           126,295
  Fuel inventory                                                                109,874                           109,874
  Materials and supplies - at average cost                                      388,249                           388,249
  Rate deferrals                                                                165,615                           165,615
  Prepayments and other                                                         180,871                           180,871
                                                                            -----------       --------        -----------
            Total                                                             3,063,450         35,155          3,098,605
                                                                            -----------       --------        -----------

Other Property and Investments:
  Decommissioning trust funds                                                   626,356                           626,356
  Non-regulated investments                                                     588,896                           588,896
  Other                                                                         222,988                           222,988
                                                                            -----------       --------        -----------
           Total                                                              1,438,240              -          1,438,240
                                                                            -----------       --------        -----------


Utility Plant:
  Electric                                                                   25,505,909                        25,505,909
  Plant acquisition adjustment - Entergy Gulf States                            435,094                           435,094
  Electric plant under leases                                                   674,483                           674,483
  Property under capital leases - electric                                      131,197                           131,197
  Natural gas                                                                   176,173                           176,173
  Steam products                                                                 81,881                            81,881
  Construction work in progress                                                 627,360                           627,360
  Nuclear fuel under capital leases                                             245,164                           245,164
  Nuclear fuel                                                                   70,961                            70,961
                                                                            -----------       --------        -----------
           Total                                                             27,948,222              -         27,948,222
  Less - accumulated depreciation and amortization                            9,798,817                         9,798,817
                                                                            -----------       --------        -----------
           Utility plant - net                                               18,149,405              -         18,149,405
                                                                            -----------       --------        -----------

Deferred Debits and Other Assets:
 Regulatory Assets:
  Rate deferrals                                                                154,189                           154,189
  SFAS 109 regulatory asset - net                                             1,166,144                         1,166,144
  Unamortized loss on reacquired debt                                           191,981         22,019            214,000
  Other regulatory assets                                                       495,678                           495,678
 Long-term receivables                                                           36,301                            36,301
 CitiPower license (net of $29.4 million of amortization)                       493,991                           493,991
 London Electricity license (net of $40.3 million of amortization)            1,342,226                         1,342,226
 Other                                                                          510,221            941            511,162
                                                                            -----------       --------        -----------
            Total                                                             4,390,731         22,960          4,413,691
                                                                            -----------       --------        -----------


            TOTAL                                                           $27,041,826        $58,115        $27,099,941
                                                                            ===========       ========        ===========

                ENTERGY CORPORATION AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED BALANCE SHEET
                           March 31, 1998
                            (Unaudited)

                                                                      Adjustments to Reflect
                                                                      Transactions Proposed
                                                                Before        In Present          After
          LIABILITIES AND SHAREHOLDERS' EQUITY               Transaction        Filing         Transaction
                                                                           (In Thousands)

Current Liabilities:
  Currently maturing long-term debt                             $504,687       ($70,000)         $434,687
  Notes payable                                                  602,118                          602,118
  Accounts payable                                               714,245                          714,245
  Customer deposits                                              183,736                          183,736
  Taxes accrued                                                  436,791                          436,791
  Accumulated deferred income taxes                               15,500                           15,500
  Interest accrued                                               205,739                          205,739
  Dividends declared                                             118,865                          118,865
  Obligations under capital leases                               175,979                          175,979
  Other                                                           61,817                           61,817
                                                             -----------       --------       -----------
          Total                                                3,019,477        (70,000)        2,949,477
                                                             -----------       --------       -----------

Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                            4,578,364                        4,578,364
  Accumulated deferred investment tax credits                    574,866                          574,866
  Obligations under capital leases                               200,784                          200,784
  Other                                                        1,904,456                        1,904,456
                                                             -----------       --------       -----------
          Total                                                7,258,470              -         7,258,470
                                                             -----------       --------       -----------

Long-term debt                                                 9,025,711        128,115         9,153,826
Subsidiaries' preferred stock with sinking fund                  182,755                          182,755
Subsidiary's preference stock                                    150,000                          150,000
Company-obligated mandatorily redeemable
 preferred securities of subsidiary trusts holding
 solely junior subordinated deferrable debentures                215,000                          215,000
Company-obligated redeemable preferred securities
  of subsidiary holding solely junior subordinated
  deferrable debentures                                          300,000                          300,000

Shareholders' Equity:
  Subsidiaries' preferred stock without sinking fund             338,455                          338,455
  Common stock, $.01par value, authorized
    500,000,000 shares; issued 246,556,946 shares                  2,466                            2,466
  Additional paid-in capital                                   4,625,592                        4,625,592
  Retained earnings                                            1,984,903                        1,984,903
  Cumulative foreign currency translation adjustment             (53,124)                         (53,124)
  Less - treasury stock (266,805 shares)                           7,879                            7,879
                                                             -----------       --------       -----------
          Total                                                6,890,413              -         6,890,413
                                                             -----------       --------       -----------

          TOTAL                                              $27,041,826        $58,115       $27,099,941
                                                             ===========       ========       ===========



                       ENTERGY CORPORATION AND SUBSIDIARIES
                     PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        TWELVE MONTHS ENDED MARCH 31, 1998
                                    (Unaudited)

                                                                    Adjustments to Reflect
                                                                    Transactions Proposed
                                                               Before     In Present        After
                                                            Transaction     Filing       Transaction
                                                                        (In Thousands)

Operating Revenues:
  Domestic electric                                          $6,406,958     ($8,362)      $6,398,596
  Natural gas                                                   130,274                      130,274
  Steam products                                                 40,975                       40,975
  Competitive growth businesses                               3,250,853                    3,250,853
                                                             ----------     -------       ----------
       Total                                                  9,829,060      (8,362)       9,820,698
                                                             ----------     -------       ----------

Operating Expenses:
  Operation and maintenance:
     Fuel, fuel-related expenses,
        and gas purchased for resale                          1,627,262                    1,627,262
     Purchased power                                          2,676,523                    2,676,523
     Nuclear refueling outage expenses                           79,295                       79,295
     Other operation and maintenance                          1,943,750                    1,943,750
  Depreciation, amortization and decommissioning              1,004,437                    1,004,437
  Taxes other than income taxes                                 368,242                      368,242
  Other regulatory credits                                      (31,765)                     (31,765)
  Amortization of rate deferrals                                390,869                      390,869
                                                             ----------     -------       ----------
        Total                                                 8,058,613           -        8,058,613
                                                             ----------     -------       ----------

Operating Income                                              1,770,447      (8,362)       1,762,085
                                                             ----------     -------       ----------

Other Income:
  Allowance for equity funds used
   during construction                                            9,373                        9,373
  Miscellaneous - net                                          (218,523)                    (218,523)
                                                             ----------     -------       ----------
        Total                                                  (209,150)          -         (209,150)
                                                             ----------     -------       ----------


Interest Charges:
  Interest on long-term debt                                    803,352      (8,362)         794,990
  Other interest - net                                           49,821                       49,821
  Distributions on preferred securities of subsidiaries          28,325                       28,325
  Allowance for borrowed funds used
   during construction                                           (7,380)                      (7,380)
                                                             ----------     -------       ----------
        Total                                                   874,118      (8,362)         865,756
                                                             ----------     -------       ----------

Income Before Income Taxes                                      687,179           -          687,179

Income Taxes                                                    452,711                      452,711
                                                             ----------     -------       ----------

Net Income                                                      234,468           -          234,468

Preferred and Preference Dividend Requirements of
  Subsidiaries and Other                                         48,269           -           48,269
                                                             ----------     -------       ----------

Earnings Applicable to Common Stock                            $186,199          $-         $186,199
                                                             ==========     =======       ==========
